Exhibit 10.24
Trust Agreement
(English Translation)

Trustor: Songyuan North East Petroleum Technical Services Co., Ltd.
Trustor is also the beneficiary of this agreement (the “Beneficiary”).

Address: Comprehensive office at Zhanjiang Road, Qingnian Avenue, Economic and Technological Development Zone, Songyuan City, Jilin Province.

Trustee: Chang Shan Ai (the “Trustee”)

ID card No.: 222324641212065

Pursuant to the related rules and regulations of “General Principles of The Civil Law of the People’s Republic of China” and “Trust Law of the People's Republic of China,” the Beneficiary and the Trustee hereby agree as follows:

Chapter One – Trust

1.
The Beneficiary agrees to entrust Trustee to hold and manage 20% shares (the “Entrusted Shares”) of Song Yuan City Long De Oil & Gas Development Co., Ltd. (“Long De Oil & Gas”) on behalf of the Beneficiary.

2.	The Trustee accepts the Beneficiary’s entrustment and holds the Entrusted Shares on behalf of the Beneficiary.

Chapter Two – Trustee’s Obligations

1.	The Trustee represents that all the rights, interests and dividends (including self-produced and not yet produced) of the Entrusted Shares shall unconditionally belong to the Beneficiary.
2.	The Trustee guarantees that he will unconditionally follow the written instructions from the Beneficiary to dispose the Entrusted Shares, interests and dividends.
3.
The Trustee shall execute a power of attorney pursuant to the written instruction from the Beneficiary to become the authorized legal representative of the Entrusted Shares to exercise the voting power (including material policies).

4.	Upon the Beneficiary’s request, the Trustee shall make available to the Beneficiary of all the information and documents that a shareholder of Long De Oil & Gas should know.
5.
The Trustor has the right to know the conditions of the business operation and the financial income and expenses of Long De Oil & Gas and has the right to check and to copy the financial account and documents of Long De Oil & Gas.

6.	The Trustee cannot sell, exchange, lease, offset, pledge or dispose the Entrusted Shares in any other ways without a prior written consent from the Beneficiary.
7.	The Trustee cannot use the dividends to plough back or cooperate or participate in a joint venture with others without a prior written consent from the Beneficiary.

Chapter Three – The Trustee’s Consideration

The Trustee acknowledges that the Beneficiary does not need to pay any consideration for the Trustee’s holding of the Entrusted Shares for the Beneficiary.

Chapter Four – Restrains on Successors

All the duties and obligations of the Trustee in this agreement should also apply to all successors, assignees or donees of the Trustee.

Chapter Five – Term of Trust

The term of the trust of this agreement is valid from the effective date of this agreement until the date of dissolution of Long De Oil & Gas.

Chapter Six – Termination of the Trust

The agreement will terminate when any of the following events occur:

1.	The purpose of the trust has been fulfilled;
2.	Upon consent by the parties;
3.	The agreement is not renewed upon expiration.

 Chapter Seven – Breach of Contract

1.
If the Trustee violates the purpose of the trust to dispose the trust property or causes any losses or damages to the trust property due to the breach of his duties, the Trustee shall reinstate the trust property or make compensation.

2.
If the Trustee obtains benefits by using the trust property, such benefits shall belong to the Beneficiary; if causing any losses or damages, the Trustee shall be responsible for such losses or damages to the trust property.

3.	The Trustee shall be responsible for any debts of a third party incurred by Trustee’s breach of duties or the Trustee’s mismanagement of the trust property.

Chapter Eight – Governing Law

Both the Trustee and Beneficiary agree that this agreement shall be governed, construed, and enforced in accordance with the laws of “General Principles of The Civil Law of the People’s Republic of China,” “Contract Law of the People’s Republic of China” and “Trust Law of the People's Republic of China” and the principle of honor.

Chapter Nine – Dispute Resolution

During the implementation of the agreement, if there is a controversy, all parties should settle it by friendly negotiation.  If settlement agreement cannot be reached, the parties agree to bring the controversy to the People’s court that has the jurisdiction.
Chapter Ten – The agreement was signed on October 8, 2006, which has duplicate copies. Each of the Trustor (Beneficiary) and Trustee holds one copy of the agreement.

TRUSTOR:
SONG YUAN NORTH EAST PETROLEUM TECHNICAL SERVICE CO., LTD.

(Company Seal)

TRUSTEE:

By: /s/ Chang Shan Ai
Chang Shan Ai